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                                                                    EXHIBIT 23.7


                                   May 7, 1997


3Com Corporation
5400 Bayfront Plaza
Santa Clara, CA 95052

Dear Sirs:

    We hereby consent to the inclusion in the Registration Statement of 3Com Corporation ("3Com") on Form S-4 (the "Registration Statement"), with respect to the proposed merger of TR Acquisitions Corporation, a wholly-owned subsidiary of 3Com, with and into U.S. Robotics Corporation, and certain related transactions, of our opinion letter appearing as Annex E to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                                MORGAN STANLEY & CO., INC.

                                BY:  /s/ MARK MENELL
                                     -----------------------------------------
                                     Mark Menell
                                     Principal